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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM  8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  December 14, 1995



                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                      1-4300                    41-0747868
(State or other jurisdiction       (Commission               (I.R.S. Employer
    of incorporation)              File Number)           Identification Number)


                            2000 POST OAK BOULEVARD
                                   SUITE 100
                           HOUSTON, TEXAS  77056-4400
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


      Registrant's telephone number, including area code:  (713) 296-6000


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ITEM 5.  OTHER EVENTS

         On December 14, 1995, the Board of Directors of Apache Corporation ("Apache") adopted a Shareholder Rights Agreement (the "1996 Rights Agreement") to replace the existing Shareholder Rights Agreement adopted on January 10, 1986 (the "1986 Rights Agreement"), subject to finalization of the 1996 Rights Agreement and certain other matters. The rights issued under the 1986 Rights Agreement will expire as of the close of business on January 31, 1996.
Apache's Board of Directors declared a dividend on each outstanding share of Apache common stock ("Common Stock") held of record as of January 31, 1996 of one right ("1996 Right") to purchase, for $100, one ten-thousandth of a share of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") or, under certain circumstances, Common Stock or other securities. Upon designation, the Series A Preferred Stock issuable upon exercise of 1996 Rights would have dividend and voting rights similar to that of Common Stock.

         The 1996 Rights are exercisable only (a) after any person or group of persons has commenced a tender offer for 30% or more of the Common Stock, or
(b) after any person (other than the Company or its employee benefit plans), together with persons acting in concert with it (an "Acquiring Person"), has acquired 20% or more of the outstanding Common Stock. In the event of a tender for 30% or more of the Common Stock (but prior to any person becoming an Acquiring Person), the 1996 Rights would become exercisable for Series A Preferred Stock. In the event any person becomes an Acquiring Person, the 1996 Rights not previously exercised would become exercisable for Common Stock or, under certain circumstances, common stock of another corporation, at 50% of the then current market price. Any 1996 Rights that are or were beneficially owned by an Acquiring Person would be void.

         Apache may redeem the 1996 Rights at a specified price or may amend the 1996 Rights Agreement (other than the redemption price) in any respect at any time prior to the 1996 Rights becoming exercisable including, without limitation, termination of the 1996 Rights Agreement and the 1996 Rights. The 1996 Rights will expire on January 31, 2006, unless earlier redeemed or terminated by Apache. Unless the 1996 Rights have been redeemed or terminated, all shares of Common Stock issued by Apache after January 31, 1996, will include 1996 Rights.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        APACHE CORPORATION

Date:  December 19, 1995                /s/ Z. S. Kobiashvili
                                        --------------------------------------
                                        Z. S. Kobiashvili
                                        Vice President and General Counsel





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